UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2024
Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-36421	98-1231763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#140, 14315 -118 Avenue
Edmonton, Alberta
T5L 4S6
(250) 744-2487
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Principal Officers.
As was previously disclosed in Aurinia Pharmaceuticals Inc.’s (the “Company”) Current Report on Form 8-K, filed on June 14, 2024, at the Company’s 2024 annual meeting of shareholders (the “Annual Meeting”), four of the directors of the Company, Peter Greenleaf, Daniel G. Billen, Ph.D., R. Hector MacKay-Dunn, J.D., K.C., and Brinda Balakrishnan, M.D., Ph.D., while elected under applicable corporate law, received less than majority stockholder support and, in accordance with the Company’s Majority Voting Policy, submitted their resignations for consideration by the board of directors (the “Board”) on June 14, 2024. The effectiveness of such resignation was conditioned on the Board’s acceptance thereof. In light of the results at the Annual Meeting, the Board, following the deliberation process outlined in the Company’s Majority Voting Policy, determined (i) to accept the resignations of Dr. Billen, Mr. MacKay-Dunn, and Dr. Balakrishnan, effective September 9, 2024 and (ii) that there are exceptional circumstances that warrant the rejection of Mr. Greenleaf’s conditional resignation. Accordingly, Mr. Greenleaf will remain as a director of the Board.

Effective September 12, 2024, the Board appointed Kevin Tang, President of Tang Capital Management, LLC, a life sciences-focused investment company that he founded in 2002, as member of the Board.

The Company has entered into its standard form of indemnification agreement with Mr. Tang. The form of indemnification agreement was previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission on February 15, 2024 and is incorporated by reference herein.

Mr. Tang was not appointed pursuant to any arrangement or understanding with any other person and there are no family relationships between Mr. Tang and the other directors or executives of the Company. There are no transactions in which Mr. Tang has an interest requiring disclosure on the part of the Company under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Item 7.01 is incorporated herein by reference in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 9, 2024, the Board amended and restated the Company’s Bylaw No. 2 (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws were updated to, among other things, authorize the Board to establish the number of directors by resolution.

The Amended and Restated Bylaws, which were approved and adopted by the Board, became effective immediately. In accordance with the Business Corporation Act (Alberta), the Board intends to seek shareholder ratification of the Amended and Restated Bylaws at its next meeting of shareholders.

On September 9, 2024, the Board reduced the size of the Board from nine directors to seven directors.

The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure

On September 12, 2024, the Company issued a press release disclosing, among other things, the appointment of Mr. Tang as a director and the Board’s determination with respect to the conditional resignations of certain directors. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws
99.1	Press release dated September 12, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 12, 2024

AURINIA PHARMACEUTICALS INC.

By:	/s/ Stephen P. Robertson
Name:	Stephen P. Robertson
Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer